UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

SEALED AIR CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-12139	65-0654331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Riverfront Boulevard
Elmwood Park, New Jersey	07407
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 201-791-7600

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Sealed Air Corporation held its annual meeting of stockholders. The holders of a total of 166,433,274 shares of our common stock were present in person or by proxy at the annual meeting, representing approximately 85.79% of the voting power entitled to vote at the annual meeting. Each share of common stock was entitled to one vote on each matter before the meeting. The matters considered and voted on by the stockholders at the annual meeting and the vote of the stockholders were as follows:

1.            The stockholders elected the entire board of directors, each of whom holds office until a successor is elected and qualified or until his or her earlier resignation or removal, by the following votes:

	Nominee	For	Against	Abstain
1.	Hank Brown	136,856,177	16,760,737	147,407
2.	Michael Chu	138,624,965	14,994,293	145,063
3.	Lawrence R. Codey	138,105,673	15,523,655	134,993
4.	Patrick Duff	138,887,802	14,740,040	136,479
5.	T. J. Dermot Dunphy	137,284,969	16,382,136	97,216
6.	William V. Hickey	137,289,996	16,336,693	137,632
7.	Jacqueline B. Kosecoff	138,421,548	15,209,454	133,319
8.	Kenneth P. Manning	116,403,399	37,232,967	127,955
9.	William J. Marino	139,974,834	13,674,516	114,971
10.	Richard L. Wambold	152,379,164	1,252,702	132,455
11.	Jerry R. Whitaker	152,552,108	1,097,017	115,196

2.            The stockholders approved, on a non-binding advisory basis, the executive compensation as disclosed in the proxy statement by the following vote:

	For	Against	Abstain
Approval of Executive Compensation	150,996,064	2,348,382	419,875

3.            The stockholders ratified the appointment of KPMG LLP as our independent auditor for the fiscal year ending December 31, 2012 by the following vote:

	For	Against	Abstain	Broker Non-Votes
Ratification of Appointment of KPMG	162,043,100	4,217,020	173,154	0

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

SEALED AIR CORPORATION

	By:	/s/ H. Katherine White
	Name:	H. Katherine White
	Title:	Vice President

Dated: May 18, 2012